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                                                                    EXHIBIT 99.1


                  CERTIFICATION PURSUANT TO 18 U.S.C. 'SS' 1350


With reference to the Annual Report of the International Paper Company Deferred Compensation Savings Plan (the "Plan") on Form 11-K for the period ended December 31, 2002 (the "Report"), I, Jerome N. Carter, in my capacity as Plan Administrator, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, in my knowledge,

     (i) the Report fully complies, in all material respects, with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.


                                     /s/ Jerome N. Carter
                                     -------------------------------------------
                                     Jerome N. Carter, Senior Vice President
                                     and Plan Administrator
                                     June 27, 2003

       This statement is submitted pursuant to 18 U.S.C. 'SS' 1350 and shall not be deemed to be filed for the purposes of section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

       A signed original of this written statement pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.